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Exhibit 10.2

FOR IMMEDIATE RELEASE                                                       NEWS
February 19, 1997                                          Nasdaq Small Cap-TPRO


            TOPRO ANNOUNCES APPOINTMENT OF CHIEF OPERATING OFFICER


DENVER, Colorado - Topro, Inc. (Nasdaq-TPRO), a leading provider of automation and information, technology solutions to industry, today announced the appointment of Kevin Fallon as chief operating officer.

Fallon was the founder and president of All-Control Systems (ACS), a West Chester, Pennsylvania-based provider of factory control and information system integration that was recently acquired by Topro.

Fallon's primary responsibility will be to guide Topro in the effective consolidation and operations of the three major acquisitions made by the Company in the past year.

During his tenure at ACS, the company became ISO-9001 qualified, a first for the independent control system integrator industry. The Company twice won the Philadelphia Top 100 Fastest Growing Companies award.

John Jenkins, president of Topro, said Fallon's industry specific general management experience will be critical to his work at Topro. "We believe Kevin's experience will help us accelerate the process of effectively assimilating our new business units and help assure the efficient operations of the overall Company."

Prior to ACS, Fallon was with General Electric. He has undergraduate and graduate degrees from Drexel and Wharton, respectively.

Jenkins noted that as part of the acquisition and consolidation process, Topro has initiated a search for a Chief Financial Officer.

Statements made in this news release that are not historical facts may be forwarded looking statements. Actual events may differ materially from those projected in any forward looking statement. There are a number of important factors beyond the control of the Company that could cause actual events to differ materially from those anticipated by any forward looking information. A description of risks and uncertainties attendant to Topro and its industry and other factors which could affect the Company's financial results are included in the Company's Securities and Exchange Commission Filings.

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                                  CONTACTS:

TOPRO, Inc.                                             Pacific Consulting Group
John Jenkins, CEO                                       Scott Liolios
303/935-1221                                            714/574-3860